                                    Exhibit A


                             Joint Filing Statement

        Pursuant to Rule 13d-1(f)(1), we, the undersigned, hereby express our agreement that the attached Schedule 13G (including all amendments thereto) is filed on behalf of each of the undersigned.



                                    INNOTECH INVESTMENTS LIMITED

Date: February 12, 2001             By:  /s/ Christopher Theodor Schilling Stone
                                         ---------------------------------------

                                    Name:  Christopher Theodor Schilling Stone
                                    Title: Director



                                    BLIND TRUST



Date: February 12, 2001         By: /s/ J. S. Portrait
                                    --------------------------------------
                                    J.S. Portrait
                                    Trustee



                                    J.S. PORTRAIT



Date: February 12, 2001         By: /s/ J. S. Portrait
                                    --------------------------------------